                                                          EXHIBIT 4.1




          SECOND AMENDMENT AND WAIVER OF THIRD RESTATED AGREEMENT


      This Second Amendment and Waiver (this "Amendment") is made as of January 24, 1994 by and among Stone Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions, Bankers Trust Company, as agent under the U.S. Credit Agreement (as defined below) (the "Agent"), and Citibank, N.A., Chemical Bank (as successor to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as co-agents under the U.S. Credit Agreement (collectively, the "Co-Agents"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the U.S. Credit Agreement. The undersigned financial institutions which are parties to the U.S. Credit Agreement are collectively referred to herein as the "Banks".

                              R E C I T A L S:

      A. The Borrower, the Banks, the Agent and the Co-Agents are party to that certain Credit Agreement dated as of the March 1, 1989, and re-executed as of October 25, 1993 as an amended and restated agreement which became effective as of December 17, 1993 and was amended as of December 29, 1993 (as amended, modified or supplemented from time to time, the "U.S. Credit Agreement").

      B. The Borrower, the Banks, the Agent and the Co-agents desire to amend the U.S. Credit Agreement as set forth herein.

      C. The undersigned financial institutions which are parties to any of the Canadian Financing Documents but not also parties to the U.S. Credit Agreement desire to evidence their consent to this Amendment.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

      SECTION 1. AMENDMENT OF THE U.S. CREDIT AGREEMENT. The Banks, the Agent and the Co-Agents hereby agree with the Borrower that the U.S. Credit Agreement is, as of the Effective Date (as defined below), amended as follows:

                  (a) Section 5.1.15 is amended by adding the following sentence at the conclusion thereof:

            "To the extent that the Borrower shall have designated any portion of the net proceeds of the 1994 Debt Offering or the 1994 Equity Offering for application to the payment of principal or interest on the Subordinated Notes pursuant to Section 4(e) of the Second Amendment, the Borrower shall cause the amount so designated to be used for such purpose on or prior to the redemption date specified in the redemption notice given by the Borrower pursuant to Section 4(f) of the Second Amendment."

                  (b) Section 5.2.2(u) is amended in its entirety to read as follows:

                        "(u)  Indebtedness for Money Borrowed of the Borrower
            as permitted by the penultimate sentence of SECTION 5.2.14; and Indebtedness for Money Borrowed by StoneSub from the Issuer pursuant to Receivables Financings which in the aggregate shall not permit StoneSub to incur Indebtedness for Money Borrowed in excess of, subject to the third proviso of the penultimate sentence of SECTION 5.2.14, $500 million at any one time outstanding (and in the event that the Accounts Receivable Financing Program includes Canadian dollar Receivables of Canadian Subsidiaries, without giving effect to increases in such amount after the date of the incurrence of such Indebtedness for Money Borrowed, or portion thereof, solely as the result of subsequent fluctuations in the exchange rate between U.S. and Canadian dollars); provided, however, that (i) the net proceeds from transactions permitted by the penultimate sentence of SECTION
            5.2.14 and the initial proceeds to StoneSub of each Receivables Financing, net of the amount of any initial deposit to the applicable cash collateral spread account and of the fees and expenses of StoneSub incurred in establishing such Receivables Financing and net of any amounts required to refinance then existing Receivables Financings, shall be used (following remittance to the Borrower or the Participating Subsidiary, as applicable, for the purchase of Receivables therefrom) to make a Prepayment as required by SECTION 3.4(B) in the order required by SECTIONS 3.4(D) and 3.6(A)(III) and (II) in the case of any Receivables Financing structured as a borrowing by StoneSub
            (or deemed to be a borrowing pursuant to the terms hereof), StoneSub shall borrow (a) on the initial date of any Receivables Financing, the maximum borrowings then available to it (based on the initial amount of Receivables transferred) under such Receivables Financing (except that such initial maximum borrowings may be reduced by no more than $2 million for each Receivables Financing for reasons of administrative practicality) and (b) after such initial date, in the reasonable business judgment of StoneSub, the maximum borrowings practicable under such Receivables Financings which have been established and are continuing. For purposes of this Agreement, (i) in the event that the terms of any Receivables Financing are amended to increase the potential borrowings or sales thereunder (including without limitation by means of adding additional Participating Subsidiaries or additional business lines of existing Participating Subsidiaries), the initial borrowing or sale by StoneSub under such amended program shall be deemed to constitute a borrowing or sale under a new Receivables Financing to the extent of such increase, provided that this clause
            (i) shall not apply in the event that the increase in the potential borrowings or sales under such Receivables Financing is being made solely to finance additional purchases of Receivables from then existing business lines of Participating Subsidiaries whose Receivables with respect to such business line or lines have grown or are expected to grow as the results of price increases, greater sales or similar changes in general business lines, (ii) in the event that any sale or purported sale of Receivables to StoneSub by the Borrower or any Participating Subsidiary is required to be recharacterized as a loan, the resulting obligations of the Borrower or such Participating Subsidiary shall not be deemed to be Indebtedness for Money Borrowed and (iii) any Receivables Financing structured as a sale of Receivables by StoneSub to the Issuer shall, for all purposes of this Agreement (including without limitation with respect to this Section, ARTICLE I and SECTIONS 3.4(B), 3.4(C), 3.6(A), 5.2.13, 5.2.14 and
            5.3), and regardless of the treatment thereof by the Borrower on its financial statements, be deemed to be an incurrence by StoneSub of Indebtedness for Money Borrowed in respect of the financing of the Receivables involved and not as a sale of such Receivables by StoneSub;"

                  (c) Section 5.2.2 is further amended by deleting the word "and" at the conclusion of Section 5.2.2(dd), replacing the period at the end of Section 5.2.2(ee) with "and;" and adding a new Section 5.2.2(ff) as follows:

                  "(ff)  senior or subordinated Indebtedness for Money
            Borrowed of the Borrower issued as part of the 1994 Debt Offering; provided that (i) the net proceeds thereof, less the 1994 Debt Retention Amount, are applied on the effective date of the Second Amendment to Prepayments as though required by SECTION 3.5(B) in the order required by SECTION 3.6(A)(III) and (ii) such Indebtedness is unsecured, has no scheduled amortization or mandatory prepayments on or prior to March 1, 1997 and is otherwise on terms and subject to documentation satisfactory to the Majority Agents."

                  (d) The last sentence of Section 5.2.4 is deleted and replaced by the following:

                  "Except as specified on SCHEDULE 5.2.4 or as otherwise
            specifically permitted under this Agreement, the Borrower shall not permit any contract identified on SCHEDULE 5.2.4 or referenced in SECTION 5.2.4(B) OR (C) to be directly or indirectly amended or extended without the prior consent of the Required Banks; provided, however, that any such contract may be amended without the prior consent of the Required Banks if the applicable amendment is not materially adverse to the Borrower or its applicable Subsidiary and if a copy of the amendment is delivered to the Agent within five Business Days after its execution. The Borrower shall cause the "Completion Date" (as defined in the Amended and Restated Output Purchase Agreement dated March 27, 1991 between the Borrower and Seminole Kraft) to occur at the earliest practicable date and, in any event, not later than September 1, 1994 or otherwise cause the pricing provisions of Section 3(b) of such agreement to be inapplicable after such date."

                  (e) Section 5.2.5(b) is amended in its entirety to read as follows:

                  "(b)  the Borrower may pay cash dividends, make
            distributions on its capital stock or make purchases or redemptions of its capital stock to the extent that the aggregate amount of all such dividends, distributions, purchases and redemptions from January 1, 1994 to the date of the proposed dividend, distribution, purchase or redemption (after giving effect to such proposed dividend, distribution, purchase or redemption) would not exceed the sum of (A) an amount equal to (1) 75% of the Consolidated Net Income of the Borrower for the period from January 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption minus (2) 100% of the Consolidated Net Loss of the Borrower for the period from January 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption and (B) 100% of the cash proceeds (net of the pro rata fees, costs and expenses of sale and underwriting discounts and commissions) of sales of common stock (other than common stock sold in the 1994 Equity Offering) and Permitted Preferred Stock of the Borrower from January 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption;

            provided, however, that withoutrespect to the foregoing limitations, the Borrower shall be permitted to pay cash dividends and to make distributions with respect to its Permitted Preferred Stock outstanding as of January 1, 1994 (but not with respect to its common stock or subsequently issued preferred stock) to the extent such dividends or distributions are at the time permitted by the terms of the Borrower's Indenture to the Bank of New York, as trustee, dated as of March 15, 1992; and provided further that if all of the conditions to the declaration of a dividend or distribution set out in this subsection are satisfied at the time such dividend or distribution is declared, then, subject to the proviso which follows Section 5.2.5(j), such dividend or distribution may be paid or made within forty-five (45) days after such declaration even if the payment of such dividend, the making of such distribution or the declaration thereof would not have been permitted under this subsection 5.2.5(b) at any time after such declaration."

                  (f) Section 5.2.7 is amended by deleting the word "and" at the conclusion of Section 5.2.7(q), replacing it with a ",", deleting the last sentence of Section 5.2.7 and adding the following at the conclusion of Section 5.2.7(r):

            "and (s) Investments by Europa Carton, A.G. out of the proceeds of Indebtedness incurred by Europa Carton, A.G. pursuant to SECTION 5.2.2(B)(II)(D). Except as specifically provided in the foregoing clauses (d) (with respect to SVCPI only), (o), (p) and
            (q), neither the Borrower nor Amalco nor any Subsidiary of either shall be permitted to make additional Investments in Newsco or any of Newsco's Subsidiaries or in SVCPI (other than pursuant to contractual agreements permitted by this Agreement and as in effect on September 30, 1993)."

                  (g)   Section 5.2.14(c) and the second sentence of Section
      5.2.14 up to the first proviso thereof are amended in their entirety to read as follows:

            "(c) the Borrower or any Participating Subsidiary may sell or otherwise grant an interest in its Receivables to StoneSub, and StoneSub may sell or otherwise grant an interest in its Receivables to other Persons, in each case pursuant to the Accounts Receivable Financing Program. In addition to the foregoing, the Borrower or any Subsidiary eligible to be a Participating Subsidiary may directly sell interests in Receivables to a financial institution or other Person (whether on a revolving purchase basis or in a one-time transaction);"

                  (h) Section 5.3.3 is amended in its entirety to read as follows:

                  "5.3.3  EBITDA.  Have EBITDA equal to or greater than the
            following amounts for the respective periods indicated below:

                                                   ($ IN MILLIONS)
                                                   ---------------

            For the quarter ended 12/31/93 ............. $ 50.0
            For the quarter ended 3/31/94 .............. $ 20.0
            For the two quarters ended 6/30/94 ......... $ 55.0
            For the three quarters ended 9/30/94 ....... $111.0
            For the four quarters ended 12/31/94 ....... $180.0
            For the four quarters ended 3/31/95 ........ $226.0
            For the four quarters ended 6/30/95 ........ $300.0
            For the four quarters ended 9/30/95 ........ $380.0
            For the four quarters ended 12/31/95 ....... $457.0
            For the four quarters ended 3/31/96 ........ $567.0
            For the four quarters ended 6/30/96 ........ $651.0
            For the four quarters ended 9/30/96 ........ $735.0
            For the four quarters ended 12/31/96
              and each four quarter period thereafter .. $822.0"


                  (i) Section 7.1(g) is amended by adding the following after the semicolon at the conclusion thereof:

            "provided, however, that solely with respect to Seminole Kraft and Stone Savannah, (A) any event described in subsection (i) above shall constitute an Event of Default only if the payment default relates to the final maturity of the relevant Indebtedness for Money Borrowed and the holder thereof has commenced legal action in respect of such default and (B) any event described in subsection (ii) or (iii) above shall constitute an Event of Default only if the relevant "event of default", "event" or "condition" results in any such Indebtedness for Money Borrowed being declared due and payable prior to its stated maturity or due date;"

                  (j) The definition of "Consolidated Net Income" in the Definitional Appendix is amended by adding the following at the conclusion thereof:

            "; and provided further that solely for purposes of computing compliance by the Borrower with SECTION 5.2.5(B) and 5.3.3, there shall be excluded from

            "Consolidated Net Income" any income of the Borrower or its Subsidiaries arising out of payments received in consideration of the Borrower's termination or amendment of that certain Electric Power Purchase Agreement dated as of December 17, 1984 between the Borrower and Carolina Power & Light Company."

                  (k) The second, third and fourth sentences of Section 9.12(d) are amended in their entirety to read as follows:

            "Each such assignment by an Original Bank (i) if to any entity other than an Original Bank, must be in an amount that equals or exceeds $10 million (which amount may include the amount of a simultaneous assignment being made pursuant to SECTION
            9.12(D)(II) and any simultaneous assignment in respect of an L/C Participation Agreement) and (ii) in the case of any assignment with respect to the Term Loan, may only be made in connection with a simultaneous assignment to the Assignee of a like percentage of the assigning Bank's loans under the Holdco Term Loan Agreement. Each Additional Bank may separately assign its rights and delegate its obligations under this Agreement with respect to the Additional Multiple Draw Loans or the Additional Term Loan to one or more Assignees pursuant to a Transfer Supplement substantially in the form of EXHIBIT 9.12(D)-A hereto (with such changes thereto as may be appropriate in the circumstances), provided that such assignment, if to any entity other than a Bank, must be in the amount of at least $10 million. Notwithstanding anything herein to the contrary, (a) a Bank may simultaneously assign to an Assignee which is not at the time either an Original Bank or an Additional Bank an amount of at least $10 million consisting of any combination of its rights and obligations with respect to (1) the Additional Term Loan, (2) the Term Loan and/or the Revolving Loans, (3) the Canadian Term Loan, (4) an L/C Participation Agreement and/or (5) the Amalco Revolving Credit Agreement, provided that the restrictions set forth in clause (ii) of this
            Section 9.12(d) shall be applicable thereto and (b) if at any time the aggregate amount of any Bank's commitments and loans under this Agreement, the Holdco Term Loan Agreement, the L/C Participation Agreements and the Amalco Revolving Credit Agreement is less than $10 million, then such Bank may assign to any one other Assignee all of such commitments and loans."

                  (l) The first sentence of the definition of "Accounts Receivable Financing Program" in the Definitional Appendix is amended in its entirety to read as follows:

                  ""ACCOUNTS RECEIVABLE FINANCING PROGRAM" means a program
            of sales of, or transfers of interests in, receivables (whether characterized as sales or as non-recourse loans) and related contract rights and other property (the "Receivables") by the Borrower and its Participating Subsidiaries to StoneSub, which shall finance such purchases through (i) sales or transfers of Receivables or borrowings or other debt issuances (which, except as described in EXHIBIT 1.1(E) to the Second Restated Agreement, shall be non-recourse to the Borrower and its Subsidiaries other than StoneSub) from one or more limited purpose finance companies, financial institutions or other Persons not affiliated with the Borrower or through one or more trusts originated by StoneSub (individually and collectively, the "Issuer"), (ii) capital contributions from the Borrower, (iii) subordinated loans from the Borrower and its applicable Participating Subsidiaries and (iv) collections from previously purchased Receivables."

                  (m) The following definitions are added to the Definitional Appendix in the appropriate alphabetical order:

                  ""1994 AGGREGATE PREPAYMENT REDUCTION AMOUNT" means an
            amount designated as such by the Borrower on the effective date of the Second Amendment, which amount shall in no event exceed an amount equal to (a)(i) $200 million plus (ii) the aggregate outstanding principal amount of the Subordinated Notes plus (iii) the amount of interest which has accrued on the Subordinated Notes through the effective date of the Second Amendment and which will accrue on the Subordinated Notes from such effective date to and including the redemption date specified pursuant to Section 4(f) of the Second Amendment MINUS (b) 25% of the net proceeds of the 1994 Equity Offering. It is understood that the Borrower may elect to designate a 1994 Aggregate Prepayment Reduction Amount of less than the maximum permitted amount in order to satisfy the conditions set forth in the second sentence of Section 4(d) of the Second Amendment.

                  "1994 DEBT OFFERING" means the public issuance by the
            Borrower of Indebtedness for Money Borrowed meeting the requirements of SECTION 5.2.2(FF) and occurring on the effective date of the Second Amendment.

                  "1994 DEBT RETENTION AMOUNT" means an amount equal to the
            1994 Debt Retention Fraction times the 1994 Aggregate Prepayment Reduction Amount.

                  "1994 DEBT RETENTION FRACTION" means a fraction, the
            numerator which is equal to 100% of the net proceeds of the 1994 Debt Offering and the denominator of which is equal to the sum of the numerator plus 75% of the net proceeds of the 1994 Equity Offering.

                  "1994 EQUITY OFFERING" means the public issuance by the
            Borrower of its common shares occurring on the effective date of the Second Amendment.

                  "1994 EQUITY RETENTION AMOUNT" means an amount equal to
            (a) 25% of the net proceeds of the 1994 Equity Offering plus (b) an amount equal to the 1994 Equity Retention Fraction times the 1994 Aggregate Prepayment Reduction Amount.

                  "1994 EQUITY RETENTION FRACTION" means a fraction, the
            numerator of which is equal to 75% of the net proceeds of the 1994 Equity Offering and the denominator of which is equal to the sum of the numerator plus 100% of the net proceeds of the 1994 Debt Offering.

                  "SECOND AMENDMENT" means the Second Amendment and Waiver
            of the Third Restated Agreement dated as of January 24, 1994."

                  (n) The "Overview" paragraph of EXHIBIT 1.1(E) to the Second Restated Agreement is amended in its entirety to read as follows:

            "The Borrower may, from time to time, form one or more corporations constituting a StoneSub the business of which will be limited to the purchase of Receivables generated by the Borrower or one or more Participating Subsidiaries (each a "Seller"). Each StoneSub will be capitalized with equity (which may take the form of Receivables) and/or subordinated debt. Sales of Receivables by a Seller will be on a non-recourse basis except that the Seller will be liable for breaches of representations, warranties and covenants, for certain dilution adjustment payments and for certain other indemnification obligations. In order to finance the purchases, StoneSub may enter into various credit and/or sale or transfer arrangements with unaffiliated third parties and/or with a trust originated by StoneSub (collectively, "StoneSub Credit Arrangements"), including without limitation revolving credit and commercial paper issuance facilities, and may pledge any or all of its assets (including the Receivables) as security for such credit facilities. The Sellers will neither guaranty nor pledge any of their assets to secure the outstanding principal under such credit facilities or interest thereon."

                  (o)   EXHIBIT 9.12(D) and EXHIBIT 9.12(D)-A,
      respectively, are amended in their entirety to read as Exhibits A and B hereto.

                  (p) Schedule 4.12 is amended in its entirety to read as Exhibit C hereto.

      SECTION 2. CONSENT AND WAIVER. Subject to satisfaction of the conditions set forth in Section 4 below, the Banks hereby consent to the Borrower's retention and application of the 1994 Debt Retention Amount and 1994 Equity Retention Amount out of the net proceeds of the 1994 Debt Offering and 1994 Equity Offering, respectively, as set forth in Section 4(e) below and waive any Event of Default under Section 3.4(b) or Section 5.2.10 of the U.S. Credit Agreement which would otherwise arise out of such retention or application.

      SECTION 3. FEES. If the Supermajority Banks execute this Amendment (and the other documents contemplated to be executed by them in connection herewith) or, as necessary, give their consent thereto, the Borrower shall (a) within two Business Days following such date pay to the Agent for distribution to each Bank and to each lender under the Amalco Revolving Credit Agreement (a "Consenting Lender") that has delivered its executed signature pages or consents to the Agent by 5:00 P.M. (New York City time) on January 24, 1994, or such later date to which the Borrower may agree, an initial amendment fee of ten one-hundredths of one percent (0.10%) of the aggregate of such Consenting Lender's Term Loan, Revolving Loan Commitment, Additional Term Loan, Canadian Term Loan, Revolving Commitment under the Amalco Revolving Credit Agreement and commitments in respect of the L/C Agreement, in each case outstanding or in effect as of January 24, 1994 and (b) on the Effective Date of this Amendment pay to the Agent for distribution to each Consenting Lender an additional amendment fee of fifteen one-hundredths of one percent (0.15%) of the aggregate of such Consenting Lender's Term Loan, Revolving Loan Commitment, Additional Term Loan, Canadian Term Loan, Revolving Commitment under the Amalco Revolving Credit Agreement and commitments in respect of the L/C Agreement (before giving effect to the Prepayments out of the proceeds of the 1994 Debt Offering and 1994

Equity Offering). The fee payable pursuant to clause (a) of this Section shall be fully earned when paid and shall not be refunded to the Borrower regardless of the fact that the other provisions of this Amendment do not become effective due to the failure of the satisfaction of the conditions precedent set forth in Section 4.

      SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment (including the consent and waiver set forth in Section 2 above) shall become effective upon the date (the "Effective Date") the following conditions are satisfied:

                  (a) The Borrower, the Agent, the Co-Agents and the Supermajority Banks shall have executed and delivered this Amendment; and

                  (b) The Borrower shall have paid in full to the Agent, for distribution as appropriate, all of fees then required to have been paid by the Borrower pursuant to Section 3 above.

                  (c) The Borrower shall have consummated the 1994 Debt Offering and the 1994 Equity Offering.

                  (d) Substantially contemporaneously with the consummation of the 1994 Equity Offering and the 1994 Debt Offering the Borrower shall have given the Agent written notice of the 1994 Aggregate Prepayment Reduction Amount and shall have applied (i) all of the net proceeds of the 1994 Equity Offering (less the 1994 Equity Retention Amount) and (ii) all of the net proceeds of the 1994 Debt Offering (less the 1994 Debt Retention Amount) to Prepayments pursuant to Section 3.4(b) of the U.S. Credit Agreement in the order of application required by Section 3.6(a)(iii) of the U.S. Credit Agreement. The aggregate amount of such Prepayments shall be at least equal to the aggregate amount of all Regularly Scheduled Principal Installments remaining due in calendar years 1994 and 1995 as of the Effective Date.

                  (e) Substantially contemporaneously with satisfying the conditions in Section 4(d) above, the Borrower shall have designated for application (in the case of (i) below) or applied (in the case of (ii) below) any portion of the net proceeds of the 1994 Equity Offering and the 1994 Debt Offering retained as permitted by Section 4(d) above, in such order as the Borrower may determine, to (i) prepayment at par of principal and accrued (through the redemption date specified pursuant to Section 4(f) below) interest on the Subordinated Notes and (ii) the reduction of revolving credit loans under this Agreement and/or the Amalco Revolving Credit Agreement without a corresponding reduction in commitments (provided, however, that to the extent that after giving effect to any such payments, no revolving credit loans shall remain outstanding under either such agreement, the Borrower may retain the balance of such amounts in cash).

                  (f) To the extent that any portion of the net proceeds of the 1994 Debt Offering or the 1994 Equity Offering permitted hereby to be retained by the Borrower are designated pursuant to Section 4(e) above for application to the payment of the Subordinated Notes, the Borrower shall have given irrevocable notice of redemption of such Subordinated Notes to the trustee under the indenture pursuant to which the Subordinated Notes were issued specifying the earliest possible date for redemption permitted by such indenture.

                  (g) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will occur after giving effect to the consummation of the transactions contemplated by this Amendment, including the 1994 Debt Offering and the 1994 Equity Offering.

                  (h) The Fourth Amendment to the Holdco Term Loan Agreement dated as of the date hereof shall have been executed by or consented to, as appropriate, the Supermajority Banks and shall have become effective according to its terms.

                  (i) The Third Amendment to the Amalco Revolving Credit Agreement dated as of the date hereof shall have been executed by, or consented to, as appropriate, the Supermajority Banks and shall have become effective according to its terms.

                  (j) The Agent shall have received the signed opinion of Sidley & Austin, counsel to the Borrower, dated the Effective Date and addressed to the Agent, the Co-Agents and all the Banks in such form and substance as shall be acceptable to the Agent.

                  (k) The Agent shall have received such other documents or legal opinions as the Agent may reasonably request, all in form and substance satisfactory to the Agent. The Borrower shall have furnished to the Agent such additional copies or executed counterparts of the documents referred to above as the Agent or any Bank may request.

            In the event that all of the foregoing conditions precedent have not been satisfied or waived by the Supermajority Banks on or before March 31, 1994 (or such later date approved by the Supermajority Banks), this Amendment (other than Section 3(a) shall be of no force or effect and the Third Restated Agreement, as amended by the first amendment thereto, shall continue in full force and effect.

      SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants that:

                  (a) the execution, delivery and performance by it of this Amendment have been duly authorized by all necessary corporate action on its part;

                  (b) this Amendment has been duly executed and delivered by the Borrower;

                  (c) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (d)   the representations and warranties contained in
      Article IV of the U.S. Credit Agreement are true and correct in all material respects on and as of the date hereof;

                  (e) no Event of Default or Unmatured Event of Default under the U.S. Credit Agreement, the Holdco Term Loan Agreement or the Amalco Revolving Credit Agreement has occurred and is continuing; and

                  (f) as of January 1, 1994, the aggregate outstanding principal balance of the Subordinated Notes was $98,140,486 and interest thereon had been paid through November 30, 1993.

      SECTION 6.  REFERENCE TO AND EFFECT ON CREDIT AGREEMENT.

                  (a) On and after the Effective Date, each reference in the U.S. Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to any of such agreements in any of the other documents (the "Loan Documents") delivered in connection therewith, shall mean and be a reference to the applicable agreement as amended hereby.

                  (b) Except as specifically amended or waived hereby, the U.S. Credit Agreement and the Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks, the Agent or the Co-Agents under the U.S. Credit Agreement or any of the Loan Documents.

      SECTION 7. CONSENT OF OTHER FINANCIAL INSTITUTIONS. Each of the undersigned which is a party to any of the Canadian Financing

Documents, whether or not also a party to the U.S. Credit Agreement, hereby consents to the foregoing provisions with respect to the U.S. Credit Agreement and the Canadian Financing Documents.

      SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower, the Agent, the Co-Agents and the Supermajority Banks regardless of whether it has been executed and delivered by all of the undersigned financial institutions.

      SECTION 9. GOVERNING LAW. This Amendment shall be governed by and construed with reference to the laws of the State of New York, without regard to principles of conflicts of law.

      SECTION 10. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.




                           [Signature Pages Follow]

C:\DOCS\GSM\BT\SCC\AMEN-NO2.7

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

STONE CONTAINER CORPORATION               BANKERS TRUST COMPANY, as a Bank and
                                          as the Agent


By:/S/ LESLIE T. LEDERER                By: /S/ MARY ZADROGA
   ---------------------                  ------------------
Its: Vice President                     Its: Vice President


                                          CITIBANK, N.A., as a Bank and as a
                                          Co-Agent


                                          By: /S/ ELIZABETH NEWMAN
                                            ----------------------
                                          Its: Vice President


                                          CHEMICAL BANK AS SUCCESSOR FOR
                                          MANUFACTURERS HANOVER TRUST COMPANY,
                                          as a Bank and as a Co-Agent


                                          By: /S/ JULIA BOUHUYS
                                            -------------------
                                          Its: Vice President


                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                          as a Bank and as a Co-Agent


                                          By: /S/ LINDA M. THOMPSON
                                            -----------------------
                                          Its: Vice President

                                 EXHIBIT A TO
                                 THE AMENDMENT

                                   Exhibit 9.12(d)


                                TRANSFER SUPPLEMENT


         This Transfer Supplement (this "Transfer Supplement"), is dated as of __________ __, 19__ and constitutes an assignment to _______________ (the
"Transferee/Assignee Bank") of [all or a portion of] the rights, titles and interests of _______________ (the "Transferor Bank") in and to and the delegation of [all or a portion of] its obligations under or in respect of (a) the Credit Agreement dated as of March 1, 1989 and re-executed as an amended and restated agreement as of October 25, 1993 among Stone Container Corporation (the "Borrower"), the financial institutions signatory thereto in their capacities as lenders thereunder (collectively, the "Banks"), Bankers Trust Company, as agent (the "Agent") for the Banks, and Citibank, N.A. ("Citibank"), Chemical Bank (as successor to Manufacturers Hanover Trust Company) ("Chemical") and The First National Bank of Chicago ("FNBC"), as co-agents for the Banks (collectively, the "Co-Agents") (such agreement, as from time to time amended and as further amended hereby, being referred to herein as the "Credit Agreement") and the Commitments and Obligations under the Credit Agreement, (b) the Holdco Term Loan Agreement and the Commitments and Obligations under the Holdco Term Loan Agreement, [and (c) each of (A) that certain Letter of Credit and Term Loan Participation Agreement dated as of March 1, 1989 (the "D&K Participation Agreement") entered into by Bankers Trust Company and the Transferor Bank with respect to the Letter of Credit Agreement dated as of June 25, 1987 between Bankers Trust Company and D&K Financial Corporation, as amended, and (B) that certain Letter of Credit and Term Loan Participation Agreement dated as of March 1, 1989 (the "WCC Participation Agreement") entered into by Bankers Trust Company and the Transferor Bank with respect to the Letter of Credit Agreement dated as of June 25, 1987 between Bankers Trust Company and Westinghouse Credit Corporation, as amended (the D&K Participation Agreement and the WCC Participation Agreement being referred to collectively herein as the "Participation Agreements").] The documents and interests set forth in clauses (a), (b) [and (c)] of the foregoing sentence are hereinafter referred to collectively as the "Assigned Documents and Interests." The Credit Agreement, the Holdco Term Loan Agreement [and the Participation Agreements] are hereinafter referred to collectively as the "Credit Facilities." Capitalized terms which are not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                               W I T N E S S E T H:

         WHEREAS, the Transferor Bank desires to reduce each of its Commitments under the Credit Agreement, each of its Commitments under the Holdco Term Loan Agreement [and its Participation Percentage under each of the Participation Agreements] from those which are currently set forth on Schedule A hereto to those which are set forth on Schedule B hereto and to assign the amounts set forth on Schedule C hereto, which are proportionately equivalent to such reduction of its rights, titles and interest in and to the Assigned Documents and Interests (the "Assigned Portion"), to the Transferee/Assignee Bank; and

         WHEREAS, the Transferee/Assignee Bank desires to become a party to each of the respective Credit Facilities to the extent of the Assigned Portion and to act as the Transferee/Assignee Bank; and

         WHEREAS, the Borrower and the Agent consent to the aforesaid assignment by the Transferor Bank to the Transferee/ Assignee Bank;

         NOW, THEREFORE, the parties agree as follows:

         1. Effective as of the Assignment Effective Date (as hereinafter defined), the Transferor Bank hereby transfers and assigns to the Transferee/Assignee Bank, except with respect to indemnities of the Borrower, if any, which have not been satisfied and which shall have arisen prior to the date hereof, the Assigned Portion in and to the Assigned Documents and Interests, and the Transferee/Assignee Bank hereby accepts said assignment and, to the extent of their respective interests therein, assumes the rights and obligations established under the Assigned Documents and Interests. The assignment effected hereby is without recourse against or warranty by the Transferor Bank, except for default in its express obligations, representations and warranties hereunder.

         2. This Transfer Supplement shall become effective on ______________, 199__ at [INSERT TIME] (the "Assignment Effective Date").

         3. In connection with the assignment effected hereby by the Transferor Bank to the Transferee/Assignee Bank of the Assigned Portion with respect to the Credit Facilities:

               (a) on the Assignment Effective Date, the Transferee/Assignee Bank shall pay to the Transferor Bank an amount equal to the outstanding indebtedness owed to it (i) by the Borrower under each of the Credit Agreement and the Holdco Term Loan Agreement or (ii) by Bankers Trust Company under the Participation Agreements, in any case with respect to the Assigned Portion;

               (b) from and after the Assignment Effective Date and to the extent provided in this Transfer Supplement, the Transferee/Assignee Bank shall be a Bank [or participant, as applicable] for all purposes of the Credit Facilities, subject to all of the rights, privileges, duties and obligations to which the Banks or participants are subject thereunder and in respect thereof[, except in the case of fees as otherwise agreed to in a separate letter agreement being entered into between the Transferor Bank and the Transferee/Assignee Bank as of the date hereof]. Schedule C sets forth information regarding delivery of all notices provided for in any Credit Facility to be directed to the Transferee/Assignee Bank and information regarding wire transfers to be sent or received in connection with either of the Credit Facilities.

               (c) the parties to the Credit Facilities shall take such action and shall execute and/or provide such other documents as counsel to the Agent reasonably deems necessary to effect the changes contemplated by this Transfer Supplement.

         4. [IF BORROWER CONSENT REQUIRED, INSERT PARAGRAPH A, OTHERWISE INSERT PARAGRAPH B]. A-[The Borrower agrees that its execution of this Transfer Supplement shall constitute the consent of the Borrower required by any provision in any of the Credit Facilities for the transactions effected by this Transfer Supplement.] B-[The Transferor Bank agrees to notify the Borrower of the execution of this Transfer Supplement in accordance with
Section 9.12(d) of the Credit Agreement.]

         5. By executing and delivering this Transfer Supplement, the Transferor Bank and the Transferee/Assignee Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) the Transferor Bank represents and warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim; (ii) except for the foregoing, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Facilities or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Facilities and any Loan Document or any other instrument or document furnished pursuant thereto; (iii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or any of their respective Subsidiaries or the performance or observance by the Borrower, or any of their respective Subsidiaries of any of its obligations under the Credit Facilities, any other Loan Document or any other instrument or document furnished pursuant thereto; (iv) the Transferee/Assignee Bank confirms that it has received a copy of the Credit Facilities, together with copies of the financial statements referred to in Section 5.1.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (v) the Transferee/Assignee Bank will, independently and without reliance upon the Agent, the Transferor Bank or any other bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Facilities;
(vi) the Transferee/Assignee Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Facilities and the other Loan Documents as are delegated to the Agent by the terms thereof; and (vii) the Transferee/Assignee Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Facilities are required to be performed by it as a Bank.

         6. The execution, delivery and effectiveness of this Transfer Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under any of the Credit Facilities and shall not affect the Borrower's right to withhold its consent to any future assignment by any Bank as set forth in any of the Credit Facilities.

         7. On the date hereof, the Transferor Bank shall pay to the Agent, for its own account, in immediately available funds, a nonrefundable transfer fee of $2000 pursuant to Section 9.12(d) of the Credit Agreement.

         8. This Transfer Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         9. This Transfer Supplement shall be governed by and construed in accordance with the internal laws of the State of New York.

         10. No assignment effected pursuant to this Transfer Supplement shall constitute a novation of the obligations of the Borrower being assigned.

         11. [IF BANKERS TRUST COMPANY IS THE TRANSFEROR BANK, AND IF LETTER OF CREDIT COMMITMENTS ARE ASSIGNED, THEN THE FOLLOWING SECTION SHOULD BE ADDED.] Contemporaneously herewith Bankers Trust Company and the Transferee/Assignee Bank are entering into participation agreements in the form of the Participation Agreements which grant to the Transferee/Assignee Bank a percentage of the "Credit" (as defined in each of the Participation Agreements) equal to the percentage of its interests set forth on Schedule C hereto. Notwithstanding any provision herein to the contrary, all other provisions of this Transfer Supplement referencing an assignment or assumption by Bankers Trust Company or the Transferee/Assignee Bank with respect to the Participation Agreements or the Letter of Credit Agreements referenced above shall be without effect, such assignment and assumption instead being accomplished by the separate participation agreements referenced in the preceding sentence. For purposes of the Schedules hereto, the "Participation Percentage" of Bankers Trust Company in the Participation Agreements shall be deemed to be that percentage of the "Credit" (as defined in each of the Participation Agreements) as to which Bankers Trust Company has neither sold a participation to a Bank (as defined in the Credit Agreement) in connection with the signing of the Credit Agreement nor made a prior assignment.


                              [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                       [STONE CONTAINER CORPORATION]


                                       By: __________________________
                                       Its: _________________________


                                       [STONE CONTAINER (CANADA) INC.]


                                       By: __________________________
                                       Its: _________________________


                                       BANKERS TRUST COMPANY, as Agent


                                       By: ___________________________
                                       Its: __________________________


                                       [TRANSFEROR BANK]


                                       By: ___________________________
                                       Its: __________________________


                                       [TRANSFEREE/ASSIGNEE BANK]


                                       By: ___________________________
                                       Its: __________________________

                                    SCHEDULE A

                Commitments of Transferor Bank Prior to Effectiveness
                               of Transfer Supplement


I. Credit Agreement
         Amount of Maximum Commitment:__________________________
         Amount of Term Loan Commitment:________________________
         Amount of Revolving Loan Commitment:___________________

II.      Holdco Term Loan Agreement
         Amount of Maximum Commitment:__________________________
         Amount of Tender Offer Loan Commitment:________________
         Amount of Term Loan Commitment:________________________

III.     D&K Participation Agreement
         Participation Percentage:______________________________

IV.      WCC Participation Agreement
         Participation Percentage:______________________________

                                    SCHEDULE B

               Commitments of Transferor Bank After the Effectiveness
                               of Transfer Supplement


I. Credit Agreement
         Amount of Maximum Commitment:__________________________
         Amount of Term Loan Commitment:________________________
         Amount of Revolving Loan Commitment:___________________

II.      Holdco Term Loan Agreement
         Amount of Maximum Commitment:__________________________
         Amount of Tender Offer Loan Commitment:________________
         Amount of Term Loan Commitment:________________________

III.     D&K Participation Agreement
         Participation Percentage:______________________________

IV.      WCC Participation Agreement
         Participation Percentage:______________________________

                                    SCHEDULE C

                  Amounts of Assigned Portion Assigned Pursuant to
                                 Transfer Supplement


I. Credit Agreement
         Amount of Maximum Commitment:__________________________
         Amount of Term Loan Commitment:________________________
         Amount of Revolving Loan Commitment:___________________

II.      Holdco Term Loan Agreement
         Amount of Maximum Commitment:__________________________
         Amount of Tender Offer Loan Commitment:________________
         Amount of Term Loan Commitment:________________________

III.     D&K Participation Agreement
         Participation Percentage:______________________________

IV.      WCC Participation Agreement
         Participation Percentage:______________________________

   Notice Instructions:

         Transferee: ___________________________________________
                       ___________________________________________
                       ___________________________________________

         Transferor: ___________________________________________
                       ___________________________________________
                       ___________________________________________

   Payment Instructions:

         Transferee: ___________________________________________
                       ___________________________________________
                       ___________________________________________

         Transferor: ___________________________________________
                       ___________________________________________
                       ___________________________________________

   Account and Wire Transfer Information called for by Exhibit A to the Participation Agreements:

                                                                    EXHIBIT B TO
                                                                   THE AMENDMENT

                                  Exhibit 9.12(d)-A

                                TRANSFER SUPPLEMENT

         This Transfer Supplement (this "Transfer Supplement"), is dated as of __________ __, 19__ and constitutes an assignment to _______________ (the
"Transferee/Assignee Additional Bank") of [all or a portion of] the rights, titles and interests of ___________ (the "Transferor Additional Bank") in and to and the delegation of [all or a portion of] certain of its obligations under or in respect of the Credit Agreement dated as of March 1, 1989 and re-executed as an amended and restated agreement as of October 25, 1993 among Stone Container Corporation (the "Borrower"), the financial institutions signatory thereto in their capacities as lenders thereunder (collectively, the "Banks"), Bankers Trust Company, as agent (the "Agent") for the Banks, and Citibank, N.A. ("Citibank"), Chemical Bank (as successor to Manufacturers Hanover Trust Company) ("Chemical") and The First National Bank of Chicago ("FNBC"), as co-agents for the Banks (collectively, the "Co-Agents") (such agreement, as from time to time amended and as further amended hereby, being referred to herein as the "Credit Agreement"). The document and interests set forth in the foregoing sentence are hereinafter referred to collectively as the "Assigned Document and Interests." Capitalized terms which are not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.


                               W I T N E S S E T H:

         WHEREAS, the Transferor Additional Bank desires to reduce the principal amount now outstanding in respect of the Additional Term Loan under the Credit Agreement from those which are currently set forth on SCHEDULE A hereto to those which are set forth on SCHEDULE B hereto and to assign the amounts set forth on SCHEDULE C hereto, which are equivalent to such reduction of its rights, titles and interest in and to the Assigned Document and Interests (the "Assigned Portion"), to the Transferee/Assignee Additional Bank; and

         WHEREAS, the Transferee/Assignee Additional Bank desires to become a party to the Credit Agreement to the extent of the Assigned Portion and to act as the Transferee/Assignee Additional Bank; and

         WHEREAS, the Borrower and the Agent consent to the aforesaid assignment by the Transferor Additional Bank to the Transferee/Assignee Additional Bank;

         NOW, THEREFORE, the parties agree as follows:

         1. Effective as of the Assignment Effective Date (as hereinafter defined), the Transferor Additional Bank hereby transfers and assigns to the Transferee/Assignee Additional Bank, except with respect to indemnities of the Borrower, if any, which have not been satisfied and which shall have arisen prior to the date hereof, the Assigned Portion in and to the Assigned Document and Interests, and the Transferee/Assignee Additional Bank hereby accepts said assignment and, to the extent of its interest therein, assumes the rights and obligations established under the Assigned Document and Interests. The assignment effected hereby is without recourse against or warranty by the Transferor Additional Bank, except for default in its express obligations, representations and warranties hereunder.

         2. This Transfer Supplement shall become effective on _______________, 199__ at [INSERT TIME] (the "Assignment Effective Date").

         3. In connection with the assignment effected hereby by the Transferor Additional Bank to the Transferee/Assignee Additional Bank of the Assigned Portion with respect to the Credit Agreement:

               (a) on the Assignment Effective Date, the transferee/Assignee Additional Bank shall pay to the Transferor Additional Bank an amount equal to the outstanding indebtedness owed to it by the Borrower under the Credit Agreement with respect to the Assigned Portion.

               (b) from and after the Assignment Effective Date and to the extent provided in this Transfer Supplement, the Transferee/Assignee Additional Bank shall be an Additional Bank, for all purposes of the Credit Agreement, subject to all of the rights, privileges, duties and obligations to which the Additional Banks are subject thereunder and in respect thereof, except in the case of fees as otherwise agreed to in a separate letter agreement being entered into between the Transferor Additional Bank and the Transferee/Assignee Additional Bank as of the date hereof. SCHEDULE C sets forth information regarding delivery of all notices provided for in the Credit Agreement to be directed to the Transferee/Assignee Additional Bank.

               (c) the parties to the Credit Agreement shall take such action and shall execute and/or provide such other documents as counsel to the Agent reasonably deems necessary to effect the changes contemplated by this Transfer Supplement.

         4. [IF BORROWER CONSENT REQUIRED, INSERT PARAGRAPH A, OTHERWISE INSERT PARAGRAPH B]. A-[The Borrower agrees that its execution of this Transfer Supplement shall constitute the consent of the Borrower required by any provision in the Credit Agreement for the transactions effected by this Transfer Supplement.] B-[The Transferor Bank agrees to notify the Borrower of the execution of this Transfer Supplement in accordance with Section 9.12(d) of the Credit Agreement.]

         5. By executing and delivering this Transfer Supplement, the Transferor Bank and the Transferee/Assignee Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) the Transferor Bank represents and warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim; (ii) except for the foregoing, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, and any Loan Document or any other instrument or document furnished pursuant thereto; (iii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or any of their respective Subsidiaries or the performance or observance by the Borrower, or any of their respective Subsidiaries of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (iv) the Transferee/Assignee Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.1.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (v) the Transferee/Assignee Bank will, independently and without reliance upon the Agent, the Transferor Bank or any other bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (vi) the Transferee/Assignee Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof; and (vii) the Transferee/Assignee Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         6. The execution, delivery and effectiveness of this Transfer Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under the Credit Agreement and shall not affect the Borrower's right to withhold its consent to any future assignment by any Bank as set forth in the Credit Agreement.

         7. On the date hereof, the Transferor Bank shall pay to the Agent, for its own account, in immediately available funds, a nonrefundable transfer fee of $2000 pursuant to Section 9.12(d) of the Credit Agreement.

         8. This Transfer Supplement relates exclusively to such rights and obligations as the Transferee/Assignee Additional Bank and the Transferor Additional Bank may have or hereby acquire as an "Additional Bank" in respect of the Additional Term Loan and the Additional Term Loan Obligations and shall not affect such rights or obligations as such party may have in other capacities under the Credit Agreement.

         9. This Transfer Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         10. This Transfer Supplement shall be governed by and construed in accordance with the internal laws of the State of New York.

         11. No assignment effected pursuant to this Transfer Supplement shall constitute a novation of the obligations of the Borrower being assigned.


                              [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                 [STONE CONTAINER CORPORATION]


                                 By: __________________________
                                 Its: _________________________


                                 BANKERS TRUST COMPANY, as Agent


                                 By: ___________________________
                                 Its: __________________________


                                 [TRANSFEROR ADDITIONAL BANK]


                                 By: ___________________________
                                 Its: __________________________


                                 [TRANSFEREE/ASSIGNEE ADDITIONAL BANK]


                                 By: ___________________________
                                 Its: __________________________

                                    SCHEDULE A


Principal Amount of Additional Term Loan by Transferor Additional
                Bank PRIOR TO Effectiveness of Transfer Supplement:

                            $

                                    SCHEDULE B


Principal Amount of Additional Term Loan by Transferor Additional
               Bank AFTER the Effectiveness of Transfer Supplement:

                            $

                                    SCHEDULE C

                  Amounts of Assigned Portion Assigned Pursuant to
                                 Transfer Supplement


         Amount of Additional
            Term Loans:                            $__________

   Notice Instructions:

         Transferor:       ____________________________________
                           ____________________________________
                           ____________________________________

   Payment Instructions:

         Transferor:       ____________________________________
                           ____________________________________
                           ____________________________________

                                                                   EXHIBIT C TO
                                                                  THE AMENDMENT

                                    Schedule 4.12


         1. The Annual Report on Form 10-K of the Borrower for the year ended December 31, 1992, as amended by Amendment No. 1 on Form 8 dated April 9, 1993 and Amendment No. 2 on Form 10-K/A dated June 24, 1993.

         2. The Quarterly Reports on Form 10-Q of the Borrower for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

         3. The Current Reports on Form 8-K of the Borrower dated January 8, 1993, April 15, 1993, June 24, 1993, July 7, 1993, July 26, 1993, September
30, 1993, January 3, 1994 and January 5, 1994.

         4. Registration Statement on Form F-1 of Stone-Consolidated Corporation dated August 27, 1993, as amended by Amendment No. 1 to Form F-1 of Stone-Consolidated Corporation dated October 7, 1993.
                                        -32-